Exhibit 5.2

September 30, 2022

Worksport Ltd.

55 Beaver Creek Road #40

Richmond Hill, Ontario, Canada L4B 1E5

Re:	Registration Statement on Form S-3

Dear Board of Directors:

We have acted as counsel to Worksport Ltd., a Nevada corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company, from time to time pursuant to Rule 415 under the Securities Act, of (i) common stock, $0.0001 par value per share, of the Company (the “Common Stock”); (ii) preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock” and, collectively with the Common Stock, the “Capital Stock”); (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); (iv) units consisting of any combination of Common Stock, Preferred Stock or Warrants (the “Units”); and (v) debt securities (the “Debt Securities”) having an aggregate initial public offering price not to exceed $30,000,000, in each case on terms to be determined at the time of offering by the Company. The Common Stock, Preferred Stock, Warrants, Units and Debt Securities are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus (the “Prospectus”) contained in the Registration Statement.

A separate opinion has been rendered in connection with certain matters relating to the Registration Statement, which is being filed as Exhibit 5.1 thereto.

With respect to certain matters in connection with the proposed offer and sale by the Company of an aggregate of up to $13,000,000 of shares (the “Shares”) of the Common Stock, pursuant to the Registration Statement, the Prospectus and a Prospectus Supplement relating to the offer and sale of the Shares (the Prospectus and the Prospectus Supplement shall collectively be referred to as the “Sales Prospectus”). We understand that the Shares are proposed to be offered and sold by the Company through H.C. Wainwright & Co., as sales agent (the “Agent”), pursuant to that certain At the Market Offering Sales Agreement, dated as of September 30, 2022, by and between the Sales Agent and the Company (the “Sales Agreement”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the preparation and filing of the Registration Statement, the preparation and filing of the Sales Prospectus, the negotiation and execution of the Sales Agreement, and the authorization, issuance and sale of the Shares.

In connection with the preparation of this supplemental opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Sales Prospectus and the Sales Agreement, will be validly issued, fully paid and non-assessable.

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The opinions expressed herein are limited exclusively to the laws of the State of New York, and applicable provisions of the NRS, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This supplemental opinion is for your benefit in connection with the offer and sale of the Shares pursuant to the Registration Statement and may be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of the U.S. federal securities laws. We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the Sales Prospectus which is part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this supplemental opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP

Carmel, Milazzo & Feil LLP

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